Exhibit No. 2.1
Form 10-SB
Network Capital, Inc.

                             BY - LAWS
                                OF
                       NETWORK CAPITAL, INC.

                             ARTICLE I
                              Offices

      Section  1.   Registered office.       The  address  of  the
registered office of the corporation is 5805 West 61st Street, Edina, Minnesota 55436. The registered office need not be identical with the principal office of the corporation and may be changed from time to time by the Board of Directors.

     Section 2. Other Offices. The corporation may have such other offices at such other places within and without the State of Minnesota as the Board of Directors may from time to time determine.
                            ARTICLE II
                     Meetings of Shareholders
       Section 1. Place of Meeting. All meetings of the shareholders of this corporation shall be held at its principal office unless some other place for any such meeting within or without the State of Minnesota is designated by the Board of Directors in the written notice of meeting.

      Section 2. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held on the first Monday in March of each year or on such other date during the calendar year as may be designated by the Board of Directors in the written notice of meeting, which written notice of meeting shall designate the time of meeting and place of meeting if other than the corporation's principal office. At the annual meeting the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. if an annual meeting is not held during any calendar year, or if the directors are not elected thereat, the directors may he elected at a special meeting of the shareholders called for that purpose, which special meeting shall be called upon the demand of any shareholder entitled to vote, which demand for and call of said special meeting shall be in accordance with the provisions of
Section 3 of this Article relating to demands for call of a special meeting of the shareholders.

       Section 3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the President and in his absence by the Vice President or by the Board of Directors or any two or more members thereof, or in the manner hereinafter provided by one or more shareholders holding not less than one tenth of the voting power of the shareholders. Upon request in writing by registered mail or by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote, of a meeting to be held at such time as such officer shall fix, not less than one (1) or more than sixty (60) days after the receipt of such request, The officer shall not fix a date which unduly delays the meeting or shall have the effect of defeating the purpose of the

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meeting,   Business   transacted  at  any   special   meeting   of
shareholders shall be limited to the purpose or purposes stated in the notice of meeting.

      Section 4. Notice of Meeting, Written notice of the annual meeting stating the time and place thereof shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days prior to the date of such annual meeting. Written notice of all special meetings of shareholders stating the time, place and purposes thereof shall also be given to each shareholder of record entitled to vote at such meeting at least one (1) day before the date fixed for such meeting. All notices of meeting shall be mailed to each shareholder at his address as it appears on the stock transfer books of the corporation and shall be deemed delivered when deposited in the United States mail, with postage thereon prepaid. Notices given by telegram shall he deemed delivered when the telegram is delivered to the telegraph company properly addressed and prepaid, Any shareholder may waive notice of any meeting.

      Section 5. Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may but need not fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than sixty
(60) days prior to any such intended action or meeting,

      Section 6. Quorum, A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting a majority of the shares so represented may adjourn the meeting from time to time without further notice. Any business may be transacted at the meeting held pursuant to the adjournment and at which a quorum shall be present or represented which might have been transacted at the adjourned meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 7. Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder but no proxy shall be entitled to vote after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be in writing (which shall include telegraphing, cabling or telephotographic transmission), and shall be filed with the Secretary of the corporation before or at the time of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. When a quorum is present at any meeting, the votes of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or the Articles of Incorporation or these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 8. Informal Action By Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be

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taken without a meeting if a consent in writing setting forth  the action so taken shall be signed by all the shareholders of record entitled to vote as of the date of such resolution.

                            ARTICLE III
                             Directors

      Section 1. General Powers. The business and the property of the corporation shall be managed and controlled by the Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation subject to the provisions of the Articles of Incorporation, these By-laws and all applicable law.

      Section 2. Number, Tenure and Qualification. The number of directors which shall constitute the whole Board of Directors shall be three or as otherwise fixed from time to time by resolution of the shareholders subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of
Section 8 of this Article. Each director shall be elected at the annual meeting of shareholders, except as provided in Section 7 of this Article, and shall hold office until the next annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. Directors need not be shareholders.

      Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. other regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time Joe determined by the Board of Directors.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence by the Vice-President, or shall be called by the Secretary on the written request of any three (3) directors. The person or persons authorized to call special meetings may fix the time and place, either within or without the State of Minnesota, for any such special meeting.

     Section 5. Notice of Meetings. Ten (10) day written notice of the annual meeting of directors and of all regular meetings of directors shall be given to all directors. Such notices shall be deemed delivered when deposited in the United States mail properly addressed, with postage thereon prepaid.

      Ten (10) days written notice of all special meetings of the Board of Directors shall be given to each director. In the event that notice is given by mail, such notice shall be mailed at ~east two (2) days prior to the special meeting and shall be deemed delivered when deposited in the United States mail properly addressed with postage thereon prepaid.

     Notice given by telegram shall be deemed to be delivered when the telegram is delivered to the telegraph company properly addressed and prepaid.

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      Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless his attendance is for the express purpose of objecting to the transaction of business on grounds that the meeting is not lawfully called or convened.

      Section 6. Quorum and Voting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors any of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as to any question upon which any different or greater vote is required by the Articles of Incorporation, these By-laws or Minnesota Statutes.

      Section 7. Vacancies and Newly Created-Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office even though said remaining directors may be less than a quorum; any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a two-thirds vote of the directors serving at the time of such increase; or said vacancy or newly created directorship may be filled by resolution of the shareholders at any annual meeting or at any special meeting called for that purpose, Unless a prior vacancy occurs by reason of his death, resignation or removal from office any director so elected shall hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified.

      Section 8. Removal of Directors. The entire Board of Directors or any director or directors may be removed from office with or without cause, at any special meeting of the shareholders duly called for that purpose a provided in these By-laws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting a successor or successors may be elected by the vote of the holders of the shares having voting power present in person or represented by proxy, or if any vacancy is not so filled, it may be filled by the directors as provided in Section 7 of this Article.

      Section 9. Executive-Committee. The Board of Directors may, by unanimous resolution of all directors then in office, appoint an Executive Committee of three or more directors to meet and act on behalf of the Board of Directors between meetings of the Board.

      The Executive Committee shall advise and aid the officers of the corporation in all matters concerning management of its business, and between meetings of directors the Executive Committee shall possess and may exercise all the powers of the Board of Directors with reference to the conduct of the business of the corporation, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors. The Executive Committee shall meet at stated times or on notice to all members. It shall fix its own rules of procedure. A majority of the committee shall constitute a quorum but the affirmative vote of a majority of the whole committee shall be necessary on every item of business. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

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      Section 10.    Other Committees. The Board of Directors  may
appoint such other committees and delegate to such committees such powers and responsibilities as it may from time to time deem appropriate.

      Section 11. Action In Writing, Any action which might be taken at a meeting of the Board of Directors or of a lawfully constituted Executive Committee thereof may be taken without a meeting if such action is taken in writing and signed by all of the directors then in office or by all of the members of such committee as the case may be.

     Section 12. Meeting By Means of Conference Telephone. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                            ARTICLE IV
                             Officers

      Section Number. The officers of the corporation shall be elected by the Board of Directors and shall include a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint such other officers and assistant officers as it may deem necessary. Except as provided in these By-laws, the Boaard of Directors shall fix the powers, duties and compensation of all officers. Officers may, but need not, be directors of the corporation.

      Section 2. Election and Term of Office. Officers shall be elected at each annual meeting of the Board of Directors and shall hold of f ice at the pleasure of the Board, An officer shall hold office until his successor shall have been duly elected unless prior thereto he shall have resigned or been removed from office as hereinafter provided.

      Section 3, Removal and vacancies. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause at any time by the vote of a majority of the Board of Directors. Any vacancy in any office of the corporation shall be filled by the Board of Directors.

      Section 4, President. The President shall be chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general powers and duties usually vested in the office of the President and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

      Section 5. Vice-Presidents, The Vice-President, or Vice-Presidents in case there are more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President,

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the  Vice Presidents in the order designated at the time of  their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all of the restrictions upon the President,

     Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings of the Board of Directors and of the shareholders in a book to be kept for that purpose. He shall keep the stock books of the corporation. He shall give or cause to be given notice of all meetings of the shareholders and of special meetings of the Board of Directors, and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

      Section 7. Treasurer. The Treasurer shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the President or the Board of Directors. He shall keep full and accurate account of all receipts and disbursements in books belonging to the corporation and shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe.

      Section 8. Other Officers. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively, Such Assistant Secretaries and Assistant Treasurers shall have other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office for the term established by the Board of Directors and shall have such powers, perform such duties and be responsible to such other officer as the Board of Directors may from time to time prescribe.

                             ARTICLE V
                       Certificates of Stock

      Section 1. Certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, if a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice-President, Secretary or Assistant Secretary may be a facsimile, In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be an officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued

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with  the  number of shares and date of issue shall be entered  on the stock transfer books of the corporation.

      All certificates surrendered to the corporation or the transfer agent for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. Except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer,  or  by his attorney thereunto authorized  by  power  of attorney duly executed and filed with the Secretary of State of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                            ARTICLE VI
               Contracts, Loans, Checks and Deposits

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                            ARTICLE VII
                          Indemnification

      Section 1. Indemnification, The corporation acting through its Board of Directors, or as otherwise provided in this By-Law, shall as fully as may be permitted from time to time by the statutes and decisional law of the State of Minnesota or by any other applicable rules or principles of law, indemnify each officer of the corporation against the expense of any action to which he was or is a party or is threatened to be made a party by reason of the fact that he is or was an officer of the corporation. Any provision in these By-Laws which would prevent the indemnification of an

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officer to the full extent permitted by law as it may from time be expanded  by  statute, decision of court or  otherwise,  shall  be
deemed   amended   to   conform  to   such   expanded   right   of
indemnification without formal action by the Board of Directors or shareholders.

      Section 2. Definitions. As used in this By-Law: W the term "officer" means any person who is, was or may hereafter he a director, officer, employee or agent of this corporation or, at the request of this corporation, of any other corporation or of any partnership, joint venture, trust or other enterprise and the rights of indemnification under this By-Law shall inure to the benefit of the heirs, executors and administrators of any of such persons, (ii) the term "action" means any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative including those by or in the right of the corporation and whether or not involving an act or omission of an officer in his capacity as such, and whether or not he is an officer, at the time of such action, and
(iii) the term "expenses of any action" shall include attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with an action.

      Section 3. Standard of Conduct'. An officer shall be indemnified with respect to any action (other than an action by or in the right of the corporation to procure a judgement in its favor) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, if it is a criminal action, he had no reasonable cause to believe his conduct was unlawful. If the action be one by or in the right of the corporation to procure a judgement in its favor, then in addition to the requirements of the preceding sentence, an officer shall be indemnified only if he is riot adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation or, if he is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, then he shall be indemnified only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses incurred which such court shall deem proper. If he is successful on the merits or otherwise in defense of any action, an officer shall be indemnified for expenses actually and reasonably incurred by him in connection with such action. in all other cases (other than an action in which the officer is successful on the merits or otherwise in defense of such action or in an action by or in the right of the corporation to procure a judgement in its favor where the officer has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation), an officer shall be indemnified, unless ordered by a court, only as authorized in the specific case upon a determination that indemnification of the officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action or if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders. The determination may be made that he is entitled to indemnification as to some matters even though not so entitled as to others. The termination of any action by judgement, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the officer did not act in a manner entitling him to indemnification under this By-law.

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      Section 4. Determination of Conduct. Except where an officer is successful on the merits or otherwise in the defense of an action and except where a court determination is required by law for indemnification in an action by or in the right of the corporation an officer shall first seek a determination that he met the applicable standard of conduct set forth above from the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action or if such a quorum
is   not   obtainable,  or,  even  if  obtainable,  a  quorum   of
disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders, it being the belief of this corporation that the best judges of an officers conduct
are   those   familiar  with  the  business  activities   of   the
corporation. In the event that it is determined that the officer partially or completely failed to meet the applicable standard of conduct, or if no determination is reached within a reasonable time, the officer may apply to the District Court of the State of
 .Minnesota for a determination of his right to indemnification and
the   result  of  any  prior  determination  of  that   right   by
disinterested directors or by independent legal counsel or by the shareholders shall not be entered into evidence or considered by the court in its independent determination.

      Section 5. Expenses Advance. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of such action as authorized by the Board of Directors in the manner provided in Section 3 of this Article VII upon receipt of an undertaking by or on behalf of such officers to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized by law.

      Section 6. Nonexclusivity The indemnification provided by this By-Law shall not exclude any other right to which an officer may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall not imply that the corporation nay not provide lawful indemnification not expressly provided for by this By-law.

      Section 7. Insurance,. The corporation may purchase and maintain insurance on behalf of any officer against any liability asserted against him and incurred by him in any such capacity to the full extent as may from time to time be permitted by law.

     Section 8. Notice to Shareholders. If an officer is indemnified by the corporation other than by court order or action by the shareholders, the corporation shall , not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the officers paid, the amount paid and the nature and status of the litigation or threatened litigation at the time of such payment.

                           ARTICLE VIII
                           MISCELLANEOUS

     Section 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its, outstanding shares in the manner and upon the terms and conditions provided by law.

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      Section 2. Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the directors shall deem to he
consistent  with  the  interests  of  the  corporation,  and   the
directors may modify or abolish such reserve.

     Section  3.      Fiscal  Year.    The  fiscal  year  of   the
corporation shall begin on the first day of January and end on the last day of December in each year.

      Section 4. No Seal. This corporation shall have no corporate seal.

      Section 5. Amendments. Except as limited by the Articles of Incorporation of the corporation, these by-laws may be altered or amended by the Board of Directors at any regular or special meeting of directors to the full extent permitted by law, subject however to the power of the shareholders of this corporation to alter or repeal such by-laws.

      We, the undersigned, President and Secretary respectively of Network Capital, Inc. do hereby certify that the foregoing by-laws are the by-laws adopted for the corporation by its Board of
Directors at a meeting held on the    th day of 199

/s/ PRESIDENT

/s/ SECRETARY

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